UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

BCB BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-6872

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Patricia M. Schaubeck to Executive Vice President, Chief Legal Officer and Corporate Secretary

Effective on October 7, 2026, the Company appointed Patricia M. Schaubeck to the position of Executive Vice President, Chief Legal Officer and Corporate Secretary of both the Company and the Bank as part of a reorganization of the Company’s legal department and C-Suite.

Ms. Schaubeck, age 66, is an attorney admitted to practice in New York, and previously served as Executive Vice President and General Counsel of Dime Community Bancshares, Inc. from March 2018 to April 2024. Prior thereto, Ms. Schaubeck served as General Counsel to Sun Bancorp and its wholly-owned subsidiary, Sun National Bank, in New Jersey from September 2014 to January 2018 and General Counsel to Suffolk Bancorp and its wholly-owned subsidiary, Suffolk County National Bank, from 2012 to 2014. Previously, Ms. Schaubeck served as General Counsel to various Long Island community banks and was associated with various New York City and Long Island, New York law firms where she represented financial institutions and real estate clients.

There are no family relationships between Ms. Schaubeck and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Ms. Schaubeck that are reportable under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Ms. Schaubeck and any other persons pursuant to which Ms. Schaubeck was hired as Executive Vice President, Chief Legal Officer and Corporate Secretary.

In connection with Ms. Schaubeck’s hiring as Executive Vice President, Chief Legal Officer and Corporate Secretary, Ms. Schaubeck will receive an annual base salary of $444,600.

(d)	Appointment of Mr. Steven E. Gallotta and Mr. Denny Kim to the Board of Directors

On October 7, 2026, the Board, pursuant to its powers under the Company’s bylaws and on the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Steven E. Gallotta and Denny Kim as directors of the Board of the Company and the Board of Directors of the Bank. Mr. Gallotta and Mr. Kim will serve until the 2027 annual meeting of shareholders, and until their respective successors are duly elected and qualified or until their earlier resignation, retirement or other termination of service.

Mr. Gallotta will serve on the Company’s Audit Committee. He will be compensated for his service as a director on the same basis as the other non-employee directors of the Company, including board fees and the eligibility to receive stock-based awards and other compensation paid to the Company’s directors.

Mr. Kim will serve on the Company’s Nominating and Corporate Governance Committee. He will be compensated for his service as a director on the same basis as the other non-employee directors of the Company, including board fees and the eligibility to receive stock-based awards and other compensation paid to the Company’s directors.

Mr. Gallotta brings over 35 years of financial reporting and assurance experience in the financial services industry to the Board. Mr. Gallotta spent the majority of his career at KPMG, from 1975 until his mandatory retirement from the firm in 2013. He became an audit partner in the New York Financial Services Practice of KPMG in 1986, serving all types of financial institutions, including depository institutions. During this time, Mr. Gallotta also served as an SEC Reviewing Partner and as an Advisory Partner in KPMG’s Office of General Counsel. Mr. Gallotta has been a certified public accountant licensed in New York since 1979. He also was on the Board of St. Patrick’s Nursing Home in the Bronx, New York from 2016 until 2022. Mr. Gallotta previously served as a member of the board of directors of Sterling Bank & Trust FSB from 2020 to 2025 and continues to serve on the board of directors of Sterling Bancorp, Inc. (in dissolution). He obtained his Bachelor of Business Administration from Iona College. He is both a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Mr. Kim brings over 20 years of financial experience to the Board. Mr. Kim is the Founder of Whale Point Capital, a private investment firm focused exclusively on the financial services and technology industries and Managing Principal of 7911 Partners, a private investment and advisory firm he founded in 2019. Previously, Mr. Kim was a senior investment professional and Investment Committee Member at WL Ross & Co., a private equity firm founded by former U.S. Commerce Secretary Wilbur L. Ross, where he specialized in financial services investments from 2010 to 2018. Prior to WL Ross & Co., Mr. Kim worked at J.C. Flowers & Co., a private equity firm dedicated to investing globally in the financial services industry. Mr. Kim began his career at Credit Suisse First Boston’s Investment Banking Division, where he advised on mergers, acquisitions and capital raising initiatives for financial institutions. Mr. Kim previously served as a member of the board of directors of Talmer Bancorp, Inc., a board observer at Sun

Bancorp, Inc. and Advisor at Gemspring Capital. Most recently, Mr. Kim served as a member of the board of directors of Sterling Bank & Trust FSB from 2020 to 2025 and continues to serve on the board of directors of Sterling Bancorp, Inc. (in dissolution). Mr. Kim earned a Bachelor of Arts degree from Northwestern University and an MBA from Tuck School of Business at Dartmouth.

There were no understandings or arrangements between either Mr. Gallotta or Mr. Kim and any other persons pursuant to which either Mr. Gallotta or Mr. Kim were each appointed as a director. Neither Mr. Gallotta nor Mr. Kim is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are also no material plans, contracts or arrangements to which either Mr. Gallotta or Mr. Kim is a party or in which either Mr. Gallotta or Mr. Kim participates that was entered into in connection with either Mr. Gallotta’s or Mr. Kim’s election as a director. The Board has determined that each of Mr. Gallotta and Mr. Kim is an independent director under applicable Company and Nasdaq standards.

A copy of the Company’s press release dated October 7, 2026 announcing the appointment of Mr. Gallotta and Mr. Kim as directors and Ms. Schaubeck as Executive Vice President, Chief Legal Officer and Corporate Secretary is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Company Press Release dated October 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: October 7, 2026	By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President and Chief Executive Officer (Duly Authorized Representative)